EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 191 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated December 14, 2015, which was filed as Exhibit (i) to Post-Effective Amendment No. 182.

/s/ Katy D. Burke
Katy D. Burke, Esq.

November 21, 2016

Boston, Massachusetts